For further information:         TRADED: NYSE (IEX)                            EX-99.1
Investor Contact:
Allison S. Lausas
Vice President and Chief Accounting Officer
(847) 498-7070

IDEX REPORTS FOURTH QUARTER AND FULL YEAR 2021 RESULTS

Full Year Highlights
•Record full year reported EPS of $5.88, up 19%; record adjusted EPS of $6.30, up 21%
•Record full year sales of $2.8 billion, up 18% overall and 12% organically vs. 2020
•Full year operating margin of 23.0%; adjusted operating margin of 23.9%
•Invested more than $650 million for acquisitions and capital projects

Fourth Quarter Highlights
•Record fourth quarter reported and adjusted EPS of $1.55
•Record fourth quarter orders of $795.3 million, up 17% overall and 13% organically vs. Q4 2020
•Record fourth quarter sales of $714.8 million, up 16% overall and 11% organically vs. Q4 2020
•Announced upcoming acquisition of Nexsight, LLC

NORTHBROOK, IL, FEBRUARY 1, 2022 - IDEX Corporation (NYSE: IEX) today announced its financial results for the quarter and year ended December 31, 2021.

“IDEX achieved record results in 2021, demonstrating our teams’ continued ability to execute against a challenging landscape," said Eric D. Ashleman, IDEX Corporation Chief Executive Officer and President. “We deployed more capital than ever before, using our strong balance sheet to add key strategic assets to the portfolio and continued investing in our businesses in ways that drive growth and productivity."

“As we move forward into 2022, demand for our differentiated technology remains strong, particularly in the markets served by our Health & Science Technologies businesses," Ashleman said. "However, the difficult supply chain and COVID-19 environment persisted in the fourth quarter. We expect those challenges to continue through the first half of the year, impacting our ability to ramp production levels.

While we continue to navigate the current challenging environment, we remain optimistic in the long-term strength of our businesses. We are actively investing to support our best opportunities for organic growth, and we have ramped up our capital spending to support some exciting initiatives. We will continue to actively seek to deploy additional capital to acquire IDEX-like businesses as well as make some calculated investments in new technologies to bolster our growth potential and to further strengthen our portfolio and enhance our return to shareholders.”

2022 Outlook
Organic sales growth is projected to be 5 to 8 percent for 2022, with a 6 to 7 percent organic sales increase in the first quarter of 2022 versus the prior year period. We expect full year 2022 GAAP EPS of $6.70 to $7.00 (adjusted EPS of $7.33 to $7.63) and first quarter 2022 GAAP EPS of $1.57 to $1.60 (adjusted EPS of $1.73 to $1.76).

As previously disclosed, beginning in 2022, we will calculate adjusted net income and adjusted EPS to also exclude the impact of after-tax acquisition-related intangible asset amortization. Under the revised definition, adjusted EPS for full year and fourth quarter 2021 were $6.87 and $1.71 per share, respectively.

Consolidated Results

	For the Quarter Ended December 31,			For the Year Ended December 31,
(Dollars in millions, except per share amounts)	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)
Net sales	$714.8	$614.8	$100.0	$2,764.8	$2,351.6	$413.2
Organic net sales growth*			11%			12%
Gross margin	44.0%	43.8%	20 bps	44.3%	43.7%	60 bps
Adjusted gross margin*	44.0%	43.8%	20 bps	44.7%	43.9%	80 bps
Operating income	$162.0	$139.0	$23.0	$637.0	$520.7	$116.3
Adjusted operating income*	162.7	144.0	18.7	661.4	536.6	124.8
Operating margin	22.7%	22.6%	10 bps	23.0%	22.1%	90 bps
Adjusted operating margin*	22.8%	23.4%	(60) bps	23.9%	22.8%	110 bps
Net income attributable to IDEX	$118.8	$101.1	$17.7	$449.4	$377.8	$71.6
Adjusted net income attributable to IDEX*	118.5	104.9	13.6	481.6	396.5	85.1
Diluted EPS attributable to IDEX	1.55	1.32	0.23	5.88	4.94	0.94
Adjusted diluted EPS attributable to IDEX*	1.55	1.37	0.18	6.30	5.19	1.11
Adjusted EBITDA*	192.4	167.2	25.2	765.4	622.9	142.5
Adjusted EBITDA margin*	26.9%	27.2%	(30) bps	27.7%	26.5%	120 bps
Cash flow from operating activities	$163.1	$161.4	$1.7	$565.3	$569.3	$(4.0)
Free cash flow*	135.9	149.2	(13.3)	492.6	517.7	(25.1)
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

Net Sales
Fourth quarter 2021 sales of $714.8 million reflected a 16 percent increase compared with the fourth quarter of 2020 (+11 percent organic and +5 percent acquisitions).

Full year 2021 sales of $2,764.8 million reflected an 18 percent increase compared with 2020 (+12 percent organic, +4 percent acquisitions and +2 percent foreign currency translation).

Gross Margin
Fourth quarter 2021 gross margin and adjusted gross margin of 44.0 percent both increased 20 basis points compared with the prior year period primarily due to volume leverage.

Full year 2021 gross margin of 44.3 percent increased 60 basis points compared with 2020 primarily due to volume leverage, partially offset by higher step-up charges related to acquisitions. Adjusted gross margin, which excludes the impact of step-up charges, was 44.7 percent, up 80 basis points compared with 2020.

Operating Margin
Fourth quarter 2021 operating margin of 22.7 percent increased 10 basis points compared with the prior year period driven by lower restructuring costs as compared to the prior year period. Excluding restructuring costs, adjusted operating margin was 22.8 percent, down 60 basis points compared with the prior year period due to incremental resource investments, targeted discretionary spending and higher amortization from acquisitions, partially offset by higher volume leverage.

Full year 2021 operating margin of 23.0 percent increased 90 basis points compared with 2020, reflecting higher volume leverage and lower restructuring costs, partially offset by incremental resource investments, targeted discretionary spending, higher amortization and step-up charges from acquisitions and a corporate transaction indemnity charge in 2021. Adjusted operating margin, which excludes the impact of restructuring, step-up and indemnity charges, was 23.9 percent, up 110 basis points compared with 2020.

Net Income and Earnings per Share Attributable to IDEX
Fourth quarter 2021 net income attributable to IDEX increased $17.7 million to $118.8 million, which resulted in EPS attributable to IDEX of $1.55 per share. The fourth quarter 2021 effective tax rate of 22.5 percent was relatively flat compared to the fourth quarter 2020 effective tax rate of 22.2 percent. Adjusted EPS attributable to IDEX, which reflects the impact of non-GAAP adjustments, net of related tax impacts, was also $1.55 per share, an increase of 18 cents per share, or 13.1 percent, from the prior year period.

Full year 2021 net income attributable to IDEX increased $71.6 million to $449.4 million, which resulted in EPS attributable to IDEX of $5.88 per share. The 2021 effective tax rate was 22.5 percent compared to the 2020 effective tax rate of 19.7 percent. The 2021 effective tax rate is higher due to a decrease in the excess tax benefit related to share-based compensation and benefits associated with the finalization of the Global Intangible Low-Tax Income (“GILTI”) regulations in 2020. Adjusted EPS attributable to IDEX, which reflects the impact of non-GAAP adjustments, net of related tax impacts, was $6.30 per share, an increase of $1.11 per share, or 21.4 percent, from the prior year period.

Cash Flow
Fourth quarter and full year 2021 cash from operations of $163.1 million and $565.3 million, respectively, were relatively flat compared with the same prior year periods as higher earnings were offset by an increased investment in working capital. Fourth quarter 2021 free cash flow of $135.9 million was 115 percent of adjusted net income attributable to IDEX, while full year 2021 free cash flow of $492.6 million was 102 percent of adjusted net income attributable to IDEX. Both fourth quarter and full year 2021 periods reflected higher investments in growth projects as compared to the respective prior year periods.

Segment Highlights

Fluid & Metering Technologies

	For the Quarter Ended December 31,			For the Year Ended December 31,
(Dollars in millions)	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)
Net sales	$252.8	$229.6	$23.2	$998.7	$896.3	$102.4
Operating income	63.9	58.9	5.0	259.3	235.0	24.3
Operating margin	25.3%	25.7%	(40) bps	26.0%	26.2%	(20) bps
Adjusted operating income*	$63.6	$62.0	$1.6	$266.3	$244.7	$21.6
Adjusted operating margin*	25.2%	27.0%	(180) bps	26.7%	27.3%	(60) bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

•Fourth quarter 2021 sales of $252.8 million reflected a 10 percent increase compared with the fourth quarter of 2020 (+7 percent organic, +4 percent acquisitions and -1 percent foreign currency translation).
•Full year 2021 sales of $998.7 million reflected an 11 percent increase compared with 2020 (+6 percent organic, +4 percent acquisitions and +1 percent foreign currency translation).
•Fourth quarter 2021 operating margin was 25.3 percent, down 40 basis points compared with the prior year period primarily due to incremental resource investments and targeted discretionary spending as well as the dilutive impact of acquisitions driven by higher amortization and lower energy demand, partially offset by lower restructuring costs and favorable price/cost. Adjusted operating margin, which excludes the impact of restructuring costs, was 25.2 percent, a 180 basis point decrease compared with the prior year period.

•Full year 2021 operating margin was 26.0 percent, down 20 basis points compared with 2020 primarily due to higher amortization related to the ABEL Pumps, L.P. ("ABEL Pumps") and Flow Management Devices LLC ("Flow MD") acquisitions and lower volume from the Flow MD business, as well as costs associated with COVID-19 related new product development that did not materialize. These unfavorable impacts to margin were partially offset by overall higher volume leverage, favorable price/cost and lower restructuring and step-up charges. Adjusted operating margin, which excludes the impact of restructuring and step-up charges, was 26.7 percent, a 60 basis point decrease compared with 2020.

Health & Science Technologies

	For the Quarter Ended December 31,			For the Year Ended December 31,
(Dollars in millions)	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)
Net sales	$294.1	$235.9	$58.2	$1,121.8	$896.0	$225.8
Operating income	75.9	55.8	20.1	288.9	206.4	82.5
Operating margin	25.8%	23.7%	210 bps	25.8%	23.0%	280 bps
Adjusted operating income*	$75.9	$56.4	$19.5	$299.7	$209.1	$90.6
Adjusted operating margin*	25.8%	23.9%	190 bps	26.7%	23.3%	340 bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

•Fourth quarter 2021 sales of $294.1 million reflected a 25 percent increase compared with the fourth quarter of 2020 (+16 percent organic and +9 percent acquisitions/divestitures).
•Full year 2021 sales of $1.1 billion reflected a 25 percent increase compared with 2020 (+18 percent organic, +5 percent acquisitions/divestitures and +2 percent foreign currency translation).
•Fourth quarter 2021 operating margin was 25.8 percent, up 210 basis points compared with the prior year period, primarily driven by volume leverage and favorable price/cost, partially offset by resource investments and amortization related to the Airtech Group, Inc. ("Airtech") acquisition. Fourth quarter 2021 adjusted operating margin, which excludes restructuring costs, was 25.8 percent, a 190 basis point increase compared with the prior year period.
•Full year 2021 operating margin was 25.8 percent, up 280 basis points compared with 2020, driven by volume leverage and favorable price/cost, partially offset by targeted reinvestment and acquisition-related amortization and step-up charges. Full year 2021 adjusted operating margin, which excludes restructuring and step-up charges, was 26.7 percent, a 340 basis point increase compared with 2020.

Fire & Safety/Diversified Products

	For the Quarter Ended December 31,			For the Year Ended December 31,
(Dollars in millions)	2021	2020	Increase (Decrease)	2021	2020	Increase (Decrease)
Net sales	$168.5	$150.6	$17.9	$647.9	$562.9	$85.0
Operating income	42.8	40.2	2.6	169.3	144.2	25.1
Operating margin	25.4%	26.7%	(130) bps	26.1%	25.6%	50 bps
Adjusted operating income*	$43.2	$40.8	$2.4	$169.8	$146.7	$23.1
Adjusted operating margin*	25.6%	27.1%	(150) bps	26.2%	26.1%	10 bps
*These are non-GAAP measures. See the definitions of these non-GAAP measures in the section in this release titled “Non-GAAP Measures of Financial Performance” and reconciliations to their most directly comparable GAAP financial measures in the reconciliation tables at the end of this release.

•Fourth quarter 2021 sales of $168.5 million reflected a 12 percent increase compared with the fourth quarter of 2020 (+13 percent organic and -1 percent foreign currency translation).
•Full year 2021 sales of $647.9 million reflected a 15 percent increase compared with 2020 (+13 percent organic and +2 percent foreign currency translation).
•Fourth quarter 2021 operating margin was 25.4 percent, down 130 basis points compared with the prior year period primarily due to unfavorable price/cost and incremental targeted discretionary spending, partially offset by volume leverage and lower restructuring charges. Adjusted operating margin, which excludes the impact of restructuring costs, was 25.6 percent, a 150 basis point decrease compared with the prior year period.
•Full year 2021 operating margin was 26.1 percent, up 50 basis points compared with 2020 primarily due to higher volume and lower restructuring costs, partially offset by unfavorable price/cost and mix. Adjusted operating margin, which excludes the impact of restructuring costs, was 26.2 percent, a 10 basis point increase compared with 2020.

Corporate Costs
Corporate costs included in operating income were $20.6 million and $80.5 million in the fourth quarter and full year 2021, respectively, an increase of $4.7 million and $15.6 million over the prior year comparative periods. The increases were primarily driven by higher variable compensation and employee-related costs, as well as higher acquisition expenses, partially offset by lower IDEX Foundation funding as the prior year included a special fourth quarter contribution. Full year 2021 costs also included a $3.5 million charge related to the settlement of a corporate transaction indemnity.

Debt Offering and Redemption
On May 28, 2021, the Company completed a public offering of $500.0 million 2.625% Senior Notes due June 15, 2031. The net proceeds from the offering were $494.7 million. The net proceeds were used to redeem and repay the $350.0 million 4.20% Senior Notes due December 15, 2021 and the related “make-whole” redemption premium of $6.7 million, with the remaining balance used for general corporate purposes. The Company also recognized $1.9 million of deferred costs related to the 4.20% Senior Notes for a total loss on early debt redemption of $8.6 million, which was recorded within Other (income) expense - net.

Termination of U.S. Pension Plan, Net of Curtailment
On June 17, 2021, the Company settled its remaining obligations under the U.S. pension plan through a combination of lump-sum payments to eligible participants who elected them, and through the purchase of annuities from Legal and General, an A rated third-party insurer. The Company recognized a net loss of $8.6 million which was recorded within Other (income) expense - net. The net loss consisted of a $9.7 million loss related to previously deferred pension related costs and a $0.9 million loss related to a decrease in plan assets remaining after the settlement, partially offset by a $2.0 million curtailment gain related to the termination of several participants within one of the Company's post-retirement medical plans.

Acquisition
On November 23, 2021, the Company entered into a definitive agreement to acquire Nexsight, LLC and its businesses Envirosight, WinCan, MyTana and Pipeline Renewal Technologies (“Nexsight”) for cash consideration of $120.0 million, subject to customary post-closing adjustments. Nexsight is based in Randolph, New Jersey. Nexsight will complement and create synergies with the Company’s existing iPEK and ADS business units that design and create sewer crawlers, inspection and monitoring systems and software applications that allow teams to identify, anticipate and correct wastewater system issues remotely. With annual sales of approximately $50 million, Nexsight will be part of the Company’s Water reporting unit within the FMT segment. The Company expects to close the transaction by the end of the first quarter of 2022, subject to regulatory approval and customary closing conditions.

Restructuring Expenses and Asset Impairments
The Company recorded $0.7 million and $9.3 million of restructuring expenses and asset impairments in the fourth quarter and full year 2021, respectively, to facilitate long-term sustainable growth through cost reduction actions, primarily consisting of employee reductions, facility rationalization and impairment charges.

Conference Call to be Broadcast over the Internet
IDEX will broadcast its fourth quarter earnings conference call over the Internet on Wednesday, February 2, 2022 at 9:30 a.m. CT. Chief Executive Officer and President Eric Ashleman and Senior Vice President and Chief Financial Officer William Grogan will discuss the Company’s recent financial performance and respond to questions from the financial analyst community. IDEX invites interested investors to listen to the call and view the accompanying slide presentation, which will be carried live on its website at www.idexcorp.com. Those who wish to participate should log on several minutes before the discussion begins. After clicking on the presentation icon, investors should follow the instructions to ensure their systems are set up to hear the event and view the presentation slides, or download the correct applications at no charge. Investors will also be able to hear a replay of the call by dialing 877.660.6853 (or 201.612.7415 for international participants) using the ID #13724802.

Forward-Looking Statements
This news release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements may relate to, among other things, the Company’s expected organic sales growth and expected earnings per share, and the assumptions underlying these expectations, plant and equipment capacity for future growth, the duration of supply chain challenges, anticipated future acquisition behavior, availability of cash and financing alternatives, the anticipated timing of the closing of the Company's acquisition of Nexsight and the anticipated benefits of the Company’s acquisitions of ABEL Pumps, Airtech and Nexsight, and are indicated by words or phrases such as “anticipates,” “estimates,” “plans,” "guidance," “expects,” “projects,” “forecasts,” “should,” “could,” “will,” “management believes,” “the Company believes,” “the Company intends” and similar words or phrases. These statements are subject to inherent uncertainties and risks that could cause actual results to differ materially from those anticipated at the date of this news release. The risks and uncertainties include, but are not limited to, the following: the duration of the COVID-19 pandemic and the continuing effects of the COVID-19 pandemic (including the emergence of variant strains) on our ability to operate our business and facilities, on our customers, on supply chains and on the U.S. and global economy generally; economic and political consequences resulting from terrorist attacks and wars; levels of industrial activity and economic conditions in the U.S. and other countries around the world; pricing pressures and other competitive factors and levels of capital spending in certain industries, all of which could have a material impact on order rates and the Company's results; the Company's ability to make acquisitions and to integrate and operate acquired businesses on a profitable basis; the relationship of the U.S. dollar to other currencies and its impact on pricing and cost competitiveness; political and economic conditions in foreign countries in which the Company operates; developments with respect to trade policy and tariffs; interest rates; capacity utilization and the effect this has on costs; labor markets; supply chain backlogs, including risks affecting component availability, labor inefficiencies and freight logistical challenges; market conditions and material costs; and developments with respect to contingencies, such as litigation and environmental matters. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included in the Company’s most recent annual report on Form 10-K and the Company's subsequent quarterly reports filed with the SEC as well as the other risks discussed in the Company’s filings with the SEC. The forward-looking statements included here are only made as of the date of this news release, and management undertakes no obligation to publicly update them to reflect subsequent events or circumstances, except as may be required by law. Investors are cautioned not to rely unduly on forward-looking statements when evaluating the information presented here.

About IDEX
IDEX (NYSE: IEX) is a company that has undoubtedly touched your life in some way. In fact, IDEX businesses make thousands of products that are mission-critical components in everyday activities. Chances are the car you’re driving has a BAND-IT® clamp holding your side airbag safely in place. If you were ever in a car accident, a Hurst Jaws of Life® rescue tool may have saved your life. If you or a family member is battling cancer, your doctor may have tested your DNA in a quest to find the best targeted medicine for you. It’s likely your DNA test was run on equipment that contains components made by our IDEX Health & Science team. Founded in 1988 with three small, entrepreneurial manufacturing companies, we’re proud to say that we now call over 45 diverse businesses around the world part of the IDEX family. With more than 7,500 employees and manufacturing operations in more than 20 countries, IDEX is a high-performing, global company with nearly $2.8 billion in sales, committed to making trusted solutions that improve lives. IDEX shares are traded on the New York Stock Exchange under the symbol “IEX”.

For further information on IDEX Corporation and its business units, visit the company’s website at www.idexcorp.com.

(Financial reports follow)

IDEX CORPORATION
Condensed Consolidated Statements of Income
(in millions except per share amounts)
(unaudited)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Net sales	$714.8	$614.8	$2,764.8	$2,351.6
Cost of sales	400.6	345.7	1,540.3	1,324.2
Gross profit	314.2	269.1	1,224.5	1,027.4
Selling, general and administrative expenses	151.5	125.1	578.2	494.9
Restructuring expenses and asset impairments	0.7	5.0	9.3	11.8
Operating income	162.0	139.0	637.0	520.7
Other (income) expense - net	(0.8)	(1.7)	16.2	5.6
Interest expense	9.6	10.9	41.0	44.8
Income before income taxes	153.2	129.8	579.8	470.3
Provision for income taxes	34.5	28.7	130.5	92.5
Net income	$118.7	$101.1	$449.3	$377.8
Net loss attributable to noncontrolling interest	0.1	—	0.1	—
Net income attributable to IDEX	$118.8	$101.1	$449.4	$377.8

Earnings per Common Share:
Basic earnings per common share attributable to IDEX	$1.56	$1.33	$5.91	$4.98
Diluted earnings per common share attributable to IDEX	$1.55	$1.32	$5.88	$4.94

Share Data:
Basic weighted average common shares outstanding	76.1	75.8	76.0	75.7
Diluted weighted average common shares outstanding	76.5	76.4	76.4	76.4

IDEX CORPORATION
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	December 31, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$855.4	$1,025.9
Receivables - net	356.4	293.1
Inventories	370.4	289.9
Other current assets	95.8	48.3
Total current assets	1,678.0	1,657.2
Property, plant and equipment - net	327.3	298.3
Goodwill and intangible assets	2,765.0	2,311.2
Other noncurrent assets	146.9	147.7
Total assets	$4,917.2	$4,414.4

Liabilities and equity
Current liabilities
Trade accounts payable	$178.8	$152.0
Accrued expenses	259.8	208.8
Short-term borrowings	—	0.1
Dividends payable	41.4	38.1
Total current liabilities	480.0	399.0
Long-term borrowings	1,190.3	1,044.4
Other noncurrent liabilities	443.8	430.7
Total liabilities	2,114.1	1,874.1
Shareholders' equity	2,803.1	2,540.2
Noncontrolling interest	—	0.1
Total equity	2,803.1	2,540.3
Total liabilities and equity	$4,917.2	$4,414.4

IDEX CORPORATION
Condensed Consolidated Statements of Cash Flows
(in millions)
(unaudited)

	For the Year Ended December 31,
	2021	2020
Cash flows from operating activities
Net income	$449.3	$377.8
Adjustments to reconcile net income to net cash provided by operating activities:
Asset impairments	0.8	3.1
Depreciation and amortization	46.6	41.7
Amortization of intangible assets	56.4	41.8
Amortization of debt issuance expenses	1.7	1.7
Share-based compensation expense	25.4	19.4
Deferred income taxes	(6.1)	8.2
Non-cash interest expense associated with forward starting swaps	3.3	6.0
Termination of the U.S. pension plan, net of curtailment	8.6	—
Changes in (net of the effect from acquisitions/divestitures):
Receivables	(49.4)	20.9
Inventories	(46.1)	36.5
Other current assets	9.0	(10.3)
Trade accounts payable	22.9	2.7
Deferred revenue	19.8	39.0
Accrued expenses	23.7	(15.3)
Other - net	(0.6)	(3.9)
Net cash flows provided by operating activities	565.3	569.3
Cash flows from investing activities
Purchases of property, plant and equipment	(72.7)	(51.6)
Acquisition of businesses, net of cash acquired	(577.4)	(123.1)
Note receivable from collaborative partner	(4.2)	—
Purchase of available-for-sale securities	(45.2)	—
Other - net	1.4	2.1
Net cash flows used in investing activities	(698.1)	(172.6)
Cash flows from financing activities
Borrowings under revolving credit facilities	—	150.0
Payments under revolving credit facilities	—	(150.0)
Proceeds from issuance of long-term borrowings	499.4	499.1
Payment of long-term borrowings	(350.1)	(300.4)
Payment of make-whole redemption premium	(6.7)	(6.8)
Debt issuance costs	(4.6)	(4.7)
Dividends paid	(161.1)	(151.8)
Proceeds from stock option exercises	19.7	44.6
Repurchases of common stock	—	(110.3)
Shares surrendered for tax withholding	(6.1)	(12.3)
Net cash flows used in financing activities	(9.5)	(42.6)
Effect of exchange rate changes on cash and cash equivalents	(28.2)	39.2
Net (decrease) increase in cash	(170.5)	393.3
Cash and cash equivalents at beginning of year	1,025.9	632.6
Cash and cash equivalents at end of year	$855.4	$1,025.9

IDEX CORPORATION
Company and Segment Financial Information - Reported
(dollars in millions)
(unaudited)

	For the Quarter Ended December 31, (a)		For the Year Ended December 31, (a)
	2021	2020	2021	2020
Fluid & Metering Technologies
Net sales	$252.8	$229.6	$998.7	$896.3
Operating income (b)	63.9	58.9	259.3	235.0
Operating margin	25.3%	25.7%	26.0%	26.2%
EBITDA(c)	$71.5	$66.3	$283.7	$261.8
EBITDA margin(c)	28.3%	28.9%	28.4%	29.2%
Depreciation and amortization	$7.7	$6.5	$30.5	$25.9
Capital expenditures	8.1	3.1	21.0	11.9

Health & Science Technologies
Net sales	$294.1	$235.9	$1,121.8	$896.0
Operating income (b)	75.9	55.8	288.9	206.4
Operating margin	25.8%	23.7%	25.8%	23.0%
EBITDA(c)	$93.4	$66.7	$345.1	$248.2
EBITDA margin(c)	31.8%	28.3%	30.8%	27.7%
Depreciation and amortization	$18.3	$11.0	$56.7	$41.8
Capital expenditures	14.2	6.9	41.5	27.7

Fire & Safety/Diversified Products
Net sales	$168.5	$150.6	$647.9	$562.9
Operating income (b)	42.8	40.2	169.3	144.2
Operating margin	25.4%	26.7%	26.1%	25.6%
EBITDA(c)	$47.2	$43.8	$183.4	$159.0
EBITDA margin(c)	28.0%	29.1%	28.3%	28.3%
Depreciation and amortization	$3.8	$3.9	$15.3	$15.2
Capital expenditures	4.9	2.4	9.5	8.9

Corporate Office and Eliminations
Intersegment sales eliminations	$(0.6)	$(1.3)	$(3.6)	$(3.6)
Operating income (b)	(20.6)	(15.9)	(80.5)	(64.9)
EBITDA(c)	(19.3)	(14.6)	(88.4)	(70.4)
Depreciation and amortization (d)	0.2	0.1	0.5	0.6
Capital expenditures	—	(0.2)	0.7	3.1

Company
Net sales	$714.8	$614.8	$2,764.8	$2,351.6
Operating income	162.0	139.0	637.0	520.7
Operating margin	22.7%	22.6%	23.0%	22.1%
EBITDA(c)	$192.8	$162.2	$723.8	$598.6
EBITDA margin(c)	27.0%	26.4%	26.2%	25.5%
Depreciation and amortization (d)	$30.0	$21.5	$103.0	$83.5
Capital expenditures	27.2	12.2	72.7	51.6

IDEX CORPORATION
Company and Segment Financial Information - Adjusted
(dollars in millions)
(unaudited)

		For the Quarter Ended December 31, (a)		For the Year Ended December 31, (a)
		2021	2020	2021	2020
	Fluid & Metering Technologies
	Net sales	$252.8	$229.6	$998.7	$896.3
	Adjusted operating income (b)(c)	63.6	62.0	266.3	244.7
	Adjusted operating margin(c)	25.2%	27.0%	26.7%	27.3%
	Adjusted EBITDA(c)	$71.2	$69.4	$297.0	$271.5
	Adjusted EBITDA margin(c)	28.2%	30.2%	29.7%	30.3%
	Depreciation and amortization	$7.7	$6.5	$30.5	$25.9
	Capital expenditures	8.1	3.1	21.0	11.9

	Health & Science Technologies
	Net sales	$294.1	$235.9	$1,121.8	$896.0
	Adjusted operating income (b)(c)	75.9	56.4	299.7	209.1
	Adjusted operating margin(c)	25.8%	23.9%	26.7%	23.3%
	Adjusted EBITDA(c)	$93.4	$67.3	$355.9	$250.9
	Adjusted EBITDA margin(c)	31.8%	28.5%	31.7%	28.0%
	Depreciation and amortization	$18.3	$11.0	$56.7	$41.8
	Capital expenditures	14.2	6.9	41.5	27.7

	Fire & Safety/Diversified Products
	Net sales	$168.5	$150.6	$647.9	$562.9
	Adjusted operating income (b)(c)	43.2	40.8	169.8	146.7
	Adjusted operating margin(c)	25.6%	27.1%	26.2%	26.1%
	Adjusted EBITDA(c)	$47.6	$44.4	$185.7	$161.5
	Adjusted EBITDA margin(c)	28.2%	29.5%	28.7%	28.7%
	Depreciation and amortization	$3.8	$3.9	$15.3	$15.2
	Capital expenditures	4.9	2.4	9.5	8.9

	Corporate Office and Eliminations
	Intersegment sales eliminations	$(0.6)	$(1.3)	$(3.6)	$(3.6)
	Adjusted operating income (b)(c)	(20.0)	(15.2)	(74.4)	(63.9)
	Adjusted EBITDA(c)	(19.8)	(13.9)	(73.2)	(61.0)
	Depreciation and amortization(d)	0.2	0.1	0.5	0.6
	Capital expenditures	—	(0.2)	0.7	3.1

	Company
	Net sales	$714.8	$614.8	$2,764.8	$2,351.6
	Adjusted operating income(c)	162.7	144.0	661.4	536.6
	Adjusted operating margin(c)	22.8%	23.4%	23.9%	22.8%
	Adjusted EBITDA(c)	$192.4	$167.2	$765.4	$622.9
	Adjusted EBITDA margin(c)	26.9%	27.2%	27.7%	26.5%
	Depreciation and amortization (d)	$30.0	$21.5	$103.0	$83.5
	Capital expenditures	27.2	12.2	72.7	51.6

(a)	Three and twelve month data includes the results of both the ABEL Pumps acquisition (March 2021) and the Flow MD acquisition (February 2020) in the Fluid & Metering Technologies segment and the Airtech acquisition (June 2021) in the Health & Science Technologies segment from the date of acquisition. Three and twelve month data also includes the results of CiDRA Precision Services (March 2021) in the Health & Science Technologies segment through the date of disposition.
(b)	Segment operating income excludes unallocated corporate operating expenses which are included in Corporate Office and Eliminations.
(c)
These are non-GAAP financial measures. For a reconciliation of these non-GAAP financial measures to their most comparable measure calculated and presented in accordance with GAAP, see the reconciliation tables below.

(d)	Depreciation and amortization excludes amortization of debt issuance costs.

Non-GAAP Measures of Financial Performance
The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP). The Company supplements certain GAAP financial performance metrics with non-GAAP financial performance metrics. Management believes these non-GAAP financial performance metrics provide investors with greater insight, transparency and a more comprehensive understanding of the financial information used by management in its financial and operational decision making because certain of these adjusted metrics exclude items not reflective of ongoing operations, such as fair value inventory step-up charges, restructuring expenses and asset impairments, the loss on early debt redemption, the noncash loss related to the termination of the U.S. pension plan, net of curtailment, and the impact of the settlement for a corporate transaction indemnity. Reconciliations of non-GAAP financial performance metrics to their most comparable GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with GAAP. Due to rounding, numbers presented throughout this and other documents may not add up or recalculate precisely. There were no adjustments to GAAP financial performance metrics other than the items noted below.

•Organic orders and sales are calculated excluding amounts from acquired or divested businesses during the first twelve months of ownership or prior to divestiture and the impact of foreign currency translation.
•Adjusted gross profit is calculated as gross profit plus fair value inventory step-up charges.
•Adjusted gross margin is calculated as adjusted gross profit divided by net sales.
•Adjusted operating income is calculated as operating income plus fair value inventory step-up charges plus restructuring expenses and asset impairments plus the impact of the settlement for a corporate transaction indemnity.
•Adjusted operating margin is calculated as adjusted operating income divided by net sales.
•Adjusted net income attributable to IDEX is calculated as net income attributable to IDEX plus fair value inventory step-up charges plus restructuring expenses and asset impairments plus the impact of the settlement for a corporate transaction indemnity plus the loss on early debt redemption plus the noncash loss related to the termination of the U.S. pension plan, net of curtailment, all net of the statutory tax expense or benefit.
•Adjusted EPS attributable to IDEX is calculated as adjusted net income attributable to IDEX divided by the diluted weighted average shares outstanding.
•EBITDA is calculated as net income plus interest expense plus provision for income taxes plus depreciation and amortization. We reconcile EBITDA to net income on a consolidated basis as we do not allocate consolidated interest expense or consolidated provision for income taxes to our segments.
•EBITDA interest coverage is calculated as EBITDA divided by consolidated interest expense.
•Adjusted EBITDA is calculated as EBITDA plus fair value inventory step-up charges plus restructuring expenses and asset impairments plus the impact of the settlement for a corporate transaction indemnity plus the loss on early debt redemption plus the noncash loss related to the termination of the U.S. pension plan, net of curtailment.
•Adjusted EBITDA margin is calculated as adjusted EBITDA divided by net sales.
•Adjusted EBITDA interest coverage is calculated as Adjusted EBITDA divided by consolidated interest expense.
•Free cash flow is calculated as cash flow from operating activities less capital expenditures.
•Adjusted net income attributable to IDEX - restated is calculated as adjusted net income attributable to IDEX - as reported plus after-tax acquisition-related intangible asset amortization.
•Adjusted EPS attributable to IDEX - restated is calculated as adjusted net income attributable to IDEX - restated divided by the diluted weighted average shares outstanding.

Table 1: Reconciliations of the Change in Net Sales to Organic Net Sales

	For the Quarter Ended December 31, 2021				For the Year Ended December 31, 2021
	FMT	HST	FSDP	IDEX	FMT	HST	FSDP	IDEX
Change in net sales	10%	25%	12%	16%	11%	25%	15%	18%
- Net impact from acquisitions/divestitures	4%	9%	—%	5%	4%	5%	—%	4%
- Impact from foreign currency	(1%)	—%	(1%)	—%	1%	2%	2%	2%
Change in organic net sales	7%	16%	13%	11%	6%	18%	13%	12%

Table 2: Reconciliations of Reported-to-Adjusted Gross Profit and Margin (dollars in millions)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Gross profit	$314.2	$269.1	$1,224.5	$1,027.4
+ Fair value inventory step-up charges	—	—	11.6	4.1
Adjusted gross profit	$314.2	$269.1	$1,236.1	$1,031.5

Net sales	$714.8	$614.8	$2,764.8	$2,351.6

Gross margin	44.0%	43.8%	44.3%	43.7%
Adjusted gross margin	44.0%	43.8%	44.7%	43.9%

Table 3: Reconciliations of Reported-to-Adjusted Operating Income and Margin (dollars in millions)

	For the Quarter Ended December 31,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$63.9	$75.9	$42.8	$(20.6)	$162.0	$58.9	$55.8	$40.2	$(15.9)	$139.0
+ Restructuring expenses and asset impairments	(0.3)	—	0.4	0.6	0.7	3.1	0.6	0.6	0.7	5.0
+ Fair value inventory step-up charges	—	—	—	—	—	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	—	—	—	—	—	—	—
Adjusted operating income (loss)	$63.6	$75.9	$43.2	$(20.0)	$162.7	$62.0	$56.4	$40.8	$(15.2)	$144.0

Net sales (eliminations)	$252.8	$294.1	$168.5	$(0.6)	$714.8	$229.6	$235.9	$150.6	$(1.3)	$614.8

Reported operating margin	25.3%	25.8%	25.4%	n/m	22.7%	25.7%	23.7%	26.7%	n/m	22.6%
Adjusted operating margin	25.2%	25.8%	25.6%	n/m	22.8%	27.0%	23.9%	27.1%	n/m	23.4%

	For the Year Ended December 31,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$259.3	$288.9	$169.3	$(80.5)	$637.0	$235.0	$206.4	$144.2	$(64.9)	$520.7
+ Restructuring expenses and asset impairments	4.5	1.7	0.5	2.6	9.3	5.6	2.7	2.5	1.0	11.8
+ Fair value inventory step-up charges	2.5	9.1	—	—	11.6	4.1	—	—	—	4.1
+ Corporate transaction indemnity	—	—	—	3.5	3.5	—	—	—	—	—
Adjusted operating income (loss)	$266.3	$299.7	$169.8	$(74.4)	$661.4	$244.7	$209.1	$146.7	$(63.9)	$536.6

Net sales (eliminations)	$998.7	$1,121.8	$647.9	$(3.6)	$2,764.8	$896.3	$896.0	$562.9	$(3.6)	$2,351.6

Reported operating margin	26.0%	25.8%	26.1%	n/m	23.0%	26.2%	23.0%	25.6%	n/m	22.1%
Adjusted operating margin	26.7%	26.7%	26.2%	n/m	23.9%	27.3%	23.3%	26.1%	n/m	22.8%

Table 4: Reconciliations of Reported-to-Adjusted Net Income and EPS (in millions, except per share amounts)

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Reported net income attributable to IDEX	$118.8	$101.1	$449.4	$377.8
+ Restructuring expenses and asset impairments	0.7	5.0	9.3	11.8
+ Tax impact on restructuring expenses and asset impairments	(0.1)	(1.2)	(2.2)	(2.8)
+ Fair value inventory step-up charges	—	—	11.6	4.1
+ Tax impact on fair value inventory step-up charges	—	—	(2.7)	(0.9)
+ Loss on early debt redemption	—	—	8.6	8.4
+ Tax impact on loss on early debt redemption	—	—	(1.8)	(1.9)
+ Termination of the U.S. pension plan, net of curtailment	(1.1)	—	8.6	—
+ Tax impact on termination of the U.S. pension plan, net of curtailment	0.2	—	(1.9)	—
+ Corporate transaction indemnity	—	—	3.5	—
+ Tax impact on Corporate transaction indemnity	—	—	(0.8)	—
Adjusted net income attributable to IDEX	$118.5	$104.9	$481.6	$396.5

	For the Quarter Ended December 31,		For the Year Ended December 31,
	2021	2020	2021	2020
Reported diluted EPS attributable to IDEX	$1.55	$1.32	$5.88	$4.94
+ Restructuring expenses and asset impairments	0.01	0.06	0.12	0.15
+ Tax impact on restructuring expenses and asset impairments	—	(0.01)	(0.03)	(0.03)
+ Fair value inventory step-up charges	—	—	0.15	0.05
+ Tax impact on fair value inventory step-up charges	—	—	(0.04)	(0.01)
+ Loss on early debt redemption	—	—	0.11	0.11
+ Tax impact on loss on early debt redemption	—	—	(0.02)	(0.02)
+ Termination of the U.S. pension plan, net of curtailment	(0.01)	—	0.11	—
+ Tax impact on termination of the U.S. pension plan, net of curtailment	—	—	(0.02)	—
+ Corporate transaction indemnity	—	—	0.05	—
+ Tax impact on Corporate transaction indemnity	—	—	(0.01)	—
Adjusted diluted EPS attributable to IDEX	$1.55	$1.37	$6.30	$5.19

Diluted weighted average shares outstanding	76.5	76.4	76.4	76.4

Table 5: Reconciliations of EBITDA to Net Income (dollars in millions)

	For the Quarter Ended December 31,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$63.9	$75.9	$42.8	$(20.6)	$162.0	$58.9	$55.8	$40.2	$(15.9)	$139.0
- Other expense (income) - net	0.1	0.8	(0.6)	(1.1)	(0.8)	(0.9)	0.1	0.3	(1.2)	(1.7)
+ Depreciation and amortization	7.7	18.3	3.8	0.2	30.0	6.5	11.0	3.9	0.1	21.5
EBITDA	71.5	93.4	47.2	(19.3)	192.8	66.3	66.7	43.8	(14.6)	162.2
- Interest expense					9.6					10.9
- Provision for income taxes					34.5					28.7
- Depreciation and amortization					30.0					21.5
Reported net income					$118.7					$101.1

Net sales (eliminations)	$252.8	$294.1	$168.5	$(0.6)	$714.8	$229.6	$235.9	$150.6	$(1.3)	$614.8

Reported operating margin	25.3%	25.8%	25.4%	n/m	22.7%	25.7%	23.7%	26.7%	n/m	22.6%
EBITDA margin	28.3%	31.8%	28.0%	n/m	27.0%	28.9%	28.3%	29.1%	n/m	26.4%
EBITDA interest coverage					20.2					15.0

	For the Year Ended December 31,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
Reported operating income (loss)	$259.3	$288.9	$169.3	$(80.5)	$637.0	$235.0	$206.4	$144.2	$(64.9)	$520.7
- Other expense (income) - net	6.1	0.5	1.2	8.4	16.2	(0.9)	—	0.4	6.1	5.6
+ Depreciation and amortization	30.5	56.7	15.3	0.5	103.0	25.9	41.8	15.2	0.6	83.5
EBITDA	283.7	345.1	183.4	(88.4)	723.8	261.8	248.2	159.0	(70.4)	598.6
- Interest expense					41.0					44.8
- Provision for income taxes					130.5					92.5
- Depreciation and amortization					103.0					83.5
Reported net income					$449.3					$377.8

Net sales (eliminations)	$998.7	$1,121.8	$647.9	$(3.6)	$2,764.8	$896.3	$896.0	$562.9	$(3.6)	$2,351.6

Reported operating margin	26.0%	25.8%	26.1%	n/m	23.0%	26.2%	23.0%	25.6%	n/m	22.1%
EBITDA margin	28.4%	30.8%	28.3%	n/m	26.2%	29.2%	27.7%	28.3%	n/m	25.5%
EBITDA interest coverage					17.6					13.4

Table 6: Reconciliations of EBITDA to Adjusted EBITDA (dollars in millions)

	For the Quarter Ended December 31,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA(1)	$71.5	$93.4	$47.2	$(19.3)	$192.8	$66.3	$66.7	$43.8	$(14.6)	$162.2
+ Restructuring expenses and asset impairments	(0.3)	—	0.4	0.6	0.7	3.1	0.6	0.6	0.7	5.0
+ Termination of the U.S. pension plan, net of curtailment	—	—	—	(1.1)	(1.1)	—	—	—	—	—
Adjusted EBITDA	$71.2	$93.4	$47.6	$(19.8)	$192.4	$69.4	$67.3	$44.4	$(13.9)	$167.2

Adjusted EBITDA margin	28.2%	31.8%	28.2%	n/m	26.9%	30.2%	28.5%	29.5%	n/m	27.2%
Adjusted EBITDA interest coverage					20.1					15.5

	For the Year Ended December 31,
	2021					2020
	FMT	HST	FSDP	Corporate	IDEX	FMT	HST	FSDP	Corporate	IDEX
EBITDA(1)	$283.7	$345.1	$183.4	$(88.4)	$723.8	$261.8	$248.2	$159.0	$(70.4)	$598.6
+ Restructuring expenses and asset impairments	4.5	1.7	0.5	2.6	9.3	5.6	2.7	2.5	1.0	11.8
+ Fair value inventory step-up charges	2.5	9.1	—	—	11.6	4.1	—	—	—	4.1
+ Loss on early debt redemption	—	—	—	8.6	8.6	—	—	—	8.4	8.4
+ Termination of U.S. pension plan, net of curtailment	6.3	—	1.8	0.5	8.6	—	—	—	—	—
+ Corporate transaction indemnity	—	—	—	3.5	3.5	—	—	—	—	—
Adjusted EBITDA	$297.0	$355.9	$185.7	$(73.2)	$765.4	$271.5	$250.9	$161.5	$(61.0)	$622.9

Adjusted EBITDA margin	29.7%	31.7%	28.7%	n/m	27.7%	30.3%	28.0%	28.7%	n/m	26.5%
Adjusted EBITDA interest coverage					18.7					13.9

(1) EBITDA, a non-GAAP financial measure, is reconciled to net income, its most directly comparable GAAP financial measure, immediately above in Table 5.

Table 7: Reconciliations of Cash Flows from Operating Activities to Free Cash Flow (dollars in millions)

	For the Quarter Ended December 31,		For the Year Ended December 31,

	2021	2020	2021	2020
Cash flow from operating activities	$163.1	$161.4	$565.3	$569.3
- Capital expenditures	27.2	12.2	72.7	51.6
Free cash flow	$135.9	$149.2	$492.6	$517.7

Table 8: Reconciliation of Estimated 2022 EPS to Adjusted EPS Attributable to IDEX

	Guidance
	First Quarter 2022	Full Year 2022
Estimated EPS attributable to IDEX	$1.57 - $1.60	$6.70 - $7.00
+ Acquisition-related intangible asset amortization	$0.20	$0.80
+ Tax impact on acquisition-related intangible asset amortization	$(0.04)	$(0.17)
Estimated adjusted EPS attributable to IDEX	$1.73 - $1.76	$7.33 - $7.63

Table 9: Recast Adjusted Net Income and Adjusted EPS Attributable to IDEX (in millions, except per share amounts)

As discussed herein, starting in 2022, IDEX will revise adjusted net income attributable to IDEX and adjusted EPS attributable to IDEX to exclude the impact of after-tax acquisition-related intangible asset amortization. We exclude after-tax acquisition-related intangible asset amortization because the amount and timing of such charges are impacted by the timing, size, number and nature of the acquisitions the Company consummates. To facilitate investor understanding and comparison, the Company is providing historical adjusted net income attributable to IDEX and adjusted EPS attributable to IDEX on this new basis.

	2021
	For the Quarter Ended				For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Reported net income attributable to IDEX	$118.8	$115.7	$102.2	$112.7	$449.4
+ Restructuring expenses and asset impairments	0.7	3.2	3.2	2.2	9.3
+ Tax impact on restructuring expenses and asset impairments	(0.1)	(0.7)	(0.9)	(0.5)	(2.2)
+ Fair value inventory step-up charges	—	9.1	1.8	0.7	11.6
+ Tax impact on fair value inventory step-up charges	—	(2.0)	(0.5)	(0.2)	(2.7)
+ Loss on early debt redemption	—	—	8.6	—	8.6
+ Tax impact on loss on early debt redemption	—	—	(1.8)	—	(1.8)
+ Termination of the U.S. pension plan, net of curtailment	(1.1)	—	9.7	—	8.6
+ Tax impact on termination of the U.S. pension plan, net of curtailment	0.2	—	(2.1)	—	(1.9)
+ Corporate transaction indemnity	—	(0.4)	3.9	—	3.5
+ Tax impact on Corporate transaction indemnity	—	0.1	(0.9)	—	(0.8)
Adjusted net income attributable to IDEX - as reported	118.5	125.0	123.2	114.9	481.6
+ Acquisition-related intangible asset amortization	15.7	16.2	13.5	11.0	56.4
+ Tax impact on acquisition-related intangible asset amortization	(3.6)	(3.7)	(3.1)	(2.5)	(12.9)
Adjusted net income attributable to IDEX - restated	$130.6	$137.5	$133.6	$123.4	$525.1

	2021
	For the Quarter Ended				For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Reported diluted EPS attributable to IDEX	$1.55	$1.51	$1.34	$1.48	$5.88
+ Restructuring expenses and asset impairments	0.01	0.04	0.04	0.03	0.12
+ Tax impact on restructuring expenses and asset impairments	—	(0.01)	(0.01)	(0.01)	(0.03)
+ Fair value inventory step-up charges	—	0.12	0.02	0.01	0.15
+ Tax impact on fair value inventory step-up charges	—	(0.03)	(0.01)	—	(0.04)
+ Loss on early debt redemption	—	—	0.11	—	0.11
+ Tax impact on loss on early debt redemption	—	—	(0.02)	—	(0.02)
+ Termination of the U.S. pension plan, net of curtailment	(0.01)	—	0.13	—	0.11
+ Tax impact on termination of the U.S. pension plan, net of curtailment	—	—	(0.03)	—	(0.02)
+ Corporate transaction indemnity	—	—	0.05	—	0.05
+ Tax impact on Corporate transaction indemnity	—	—	(0.01)	—	(0.01)
Adjusted diluted EPS attributable to IDEX - as reported	1.55	1.63	1.61	1.51	6.30
+ Acquisition-related intangible asset amortization	0.21	0.21	0.18	0.14	0.74
+ Tax impact on acquisition-related intangible asset amortization	(0.05)	(0.05)	(0.04)	(0.03)	(0.17)
Adjusted diluted EPS attributable to IDEX - restated	$1.71	$1.79	$1.75	$1.62	$6.87

Diluted weighted average shares outstanding	76.5	76.5	76.4	76.3	76.4

	2020
	For the Quarter Ended				For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Reported net income attributable to IDEX	$101.1	$103.8	$70.9	$102.0	$377.8
+ Restructuring expenses and asset impairments	5.0	2.9	3.8	—	11.8
+ Tax impact on restructuring expenses and asset impairments	(1.2)	(0.7)	(0.8)	—	(2.8)
+ Fair value inventory step-up charge	—	—	4.1	—	4.1
+ Tax impact on fair value inventory step-up charge	—	—	(0.9)	—	(0.9)
+ Loss on early debt redemption	—	—	8.4	—	8.4
+ Tax impact on loss on early debt redemption	—	—	(1.9)	—	(1.9)
Adjusted net income attributable to IDEX - as reported	104.9	106.0	83.6	102.0	396.5
+ Acquisition-related intangible asset amortization	10.7	11.1	10.5	9.5	41.8
+ Tax impact on acquisition-related intangible asset amortization	(2.5)	(2.3)	(2.6)	(2.2)	(9.6)
Adjusted net income attributable to IDEX - restated	$113.1	$114.8	$91.5	$109.3	$428.7

	2020
	For the Quarter Ended				For the Year Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
Reported diluted EPS attributable to IDEX	$1.32	$1.37	$0.93	$1.33	$4.94
+ Restructuring expenses and asset impairments	0.06	0.04	0.05	—	0.15
+ Tax impact on restructuring expenses and asset impairments	(0.01)	(0.01)	(0.01)	—	(0.03)
+ Fair value inventory step-up charge	—	—	0.05	—	0.05
+ Tax impact on fair value inventory step-up charge	—	—	(0.01)	—	(0.01)
+ Loss on early debt redemption	—	—	0.11	—	0.11
+ Tax impact on loss on early debt redemption	—	—	(0.02)	—	(0.02)
Adjusted diluted EPS attributable to IDEX- as reported	1.37	1.40	1.10	1.33	5.19
+ Acquisition-related intangible asset amortization	0.14	0.14	0.14	0.13	0.55
+ Tax impact on acquisition-related intangible asset amortization	(0.04)	(0.03)	(0.03)	(0.03)	(0.13)
Adjusted diluted EPS attributable to IDEX - restated	$1.47	$1.51	$1.21	$1.43	$5.61

Diluted weighted average shares outstanding	76.4	76.0	75.9	76.5	76.4

	For the Year Ended
	2019	2018	2017	2016	2015	2014	2013	2012	2011
Reported net income attributable to IDEX	$425.5	$410.6	$337.3	$271.1	$282.8	$279.4	$255.2	$37.6	$193.9
+ Restructuring expenses and asset impairments	21.0	12.1	8.5	3.7	11.2	13.7	—	231.0	12.3
+ Tax impact on restructuring expenses and asset impairments	(4.9)	(3.1)	(2.8)	(1.3)	(3.5)	(4.3)	—	(44.5)	(3.6)
+ Fair value inventory step-up charge	3.3	—	—	—	—	—	—	—	15.8
+ Tax impact on fair value inventory step-up charge	(0.7)	—	—	—	—	—	—	—	(4.6)
+ Loss (gain) on sale of businesses	—	—	(9.3)	22.3	(18.1)	—	—	—	—
+ Tax impact on loss (gain) on sale of businesses	—	—	—	(9.7)	4.8	—	—	—	—
+ Pension settlement	—	—	—	3.6	—	—	—	—	—
+ Tax impact on pension settlement	—	—	—	(1.3)	—	—	—	—	—
Adjusted net income attributable to IDEX - as reported	444.2	419.6	333.7	288.4	277.2	288.8	255.2	224.1	213.8
+ Acquisition-related intangible asset amortization	37.3	38.5	45.9	49.0	42.4	43.2	44.3	41.5	35.5
+ Tax impact on acquisition-related intangible asset amortization	(8.5)	(8.9)	(13.7)	(14.3)	(12.4)	(12.8)	(12.9)	(12.5)	(10.8)
Adjusted net income attributable to IDEX - restated	$473.0	$449.2	$365.9	$323.1	$307.2	$319.2	$286.6	$253.1	$238.5

	For the Year Ended
	2019	2018	2017	2016	2015	2014	2013	2012	2011
Reported diluted EPS attributable to IDEX	$5.56	$5.29	$4.36	$3.53	$3.62	$3.45	$3.09	$0.45	$2.32
+ Restructuring expenses and asset impairments	0.28	0.16	0.11	0.05	0.14	0.17	—	2.76	0.15
+ Tax impact on restructuring expenses and asset impairments	(0.07)	(0.04)	(0.04)	(0.02)	(0.04)	(0.05)	—	(0.53)	(0.05)
+ Fair value inventory step-up charge	0.04	—	—	—	—	—	—	—	0.19
+ Tax impact on fair value inventory step-up charge	(0.01)	—	—	—	—	—	—	—	(0.05)
+ Loss (gain) on sale of businesses	—	—	(0.12)	0.29	(0.23)	—	—	—	—
+ Tax impact on loss (gain) on sale of businesses	—	—	—	(0.13)	0.06	—	—	—	—
+ Pension settlement	—	—	—	0.05	—	—	—	—	—
+ Tax impact on pension settlement	—	—	—	(0.02)	—	—	—	—	—
Adjusted diluted EPS attributable to IDEX - as reported	5.80	5.41	4.31	3.75	3.55	3.57	3.09	2.68	2.56
+ Acquisition-related intangible asset amortization	0.49	0.50	0.59	0.64	0.54	0.53	0.54	0.50	0.42
+ Tax impact on acquisition-related intangible asset amortization	(0.11)	(0.12)	(0.17)	(0.19)	(0.16)	(0.16)	(0.16)	(0.15)	(0.13)
Adjusted diluted EPS attributable to IDEX - restated	$6.18	$5.79	$4.73	$4.20	$3.93	$3.94	$3.47	$3.03	$2.85

Diluted weighted average shares outstanding	76.5	77.6	77.3	76.8	78.0	80.7	82.5	83.6	83.5